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                         INDEPENDENT AUDITORS' CONSENT



HOUSTON INDUSTRIES INCORPORATED:

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-52207 of Houston Industries Incorporated on Form S-3 of our report dated February 23, 1994, appearing in the Annual Report on Form 10-K of Houston Industries Incorporated for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Amendment No. 2 to Registration Statement.



DELOITTE & TOUCHE LLP

Houston, Texas
December 8, 1994